                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          TRANSTECHNOLOGY CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

                          COMMON STOCK $0.01 PAR VALUE
- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

                                      N/A
- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                                      N/A
- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                      N/A
- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

                                      N/A
- - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

                                      N/A
- - --------------------------------------------------------------------------------
     (3) Filing party:

                                      N/A
- - --------------------------------------------------------------------------------
     (4) Date filed:

                                      N/A
- - --------------------------------------------------------------------------------
- - ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 13, 1994

To the Stockholders of
TransTechnology Corporation:

     The Annual Meeting of Stockholders (the "Meeting") of TransTechnology Corporation (the "Company") will be held at 10:00 a.m., EDT, on Tuesday, September 13, 1994 at the Marriott Financial Center, 85 West Street, New York, New York, to consider and act upon the following matters:

          1. To elect eight directors of the Company;

          2. To approve an amendment to the 1992 Long Term Incentive Plan authorizing an increase in the number of shares of Company common stock issuable under the plan, providing for accelerated vesting of stock-based awards upon a change in control and providing for participation by outside directors;

          3. To ratify the appointment of Deloitte & Touche as the independent auditors of the Company; and

          4. To transact such other business as may properly come before the meeting.

     Only the stockholders of record at the close of business on July 18, 1994 will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. A copy of the Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 31, 1994, is enclosed with this Notice of Annual Meeting.

     Whether or not you expect to attend the Meeting, you are urged to sign, date and return the enclosed proxy in the prepaid envelope provided. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. Your proxy will not be used if you attend the Meeting and vote in person.

                                          By Order of the Board of Directors

                                          (SIG)

                                          VALENTINA DOSS
                                          Vice President, General Counsel and
                                          Secretary

Union, New Jersey
August 9, 1994

- - --------------------------------------------------------------------------------

      [LOGO]                         700 Liberty Avenue, Union, New Jersey 07083


                                PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement (first mailed to shareholders on or about August 9, 1994) is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of TransTechnology Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, September 13, 1994 at 10:00 a.m., EDT, at the Marriott Financial Center, New York, New York, and any adjournments thereof. All proxies which are properly completed, signed and returned to the Company prior to the Meeting will be voted as provided therein. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing an instrument revoking it with the Secretary of the Company, by submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the Meeting.

The only voting securities of the Company consist of its common stock,$0.01 par value per share (the "Common Stock"). The close of business on July 18, 1994 has been fixed as the record date for the determination of holders of shares of Common Stock entitled to vote at the Meeting, and any adjournments thereof. As of that date, the Company had 5,215,327 shares of Common Stock outstanding. The holders of shares of Common Stock on the record date are entitled to one vote for each share on all matters to be considered at the Meeting and any adjournments thereof.

The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock he or she holds. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of Directors of the Company. Votes against a candidate have no legal effect. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders are not entitled to cumulate votes.

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting will be borne by the Company. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation. The Company has engaged Beacon Hill Partners, Inc. to assist in the solicitation of proxies. It is expected that such firm will be paid approximately $3,000 for such services and will be

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

indemnified for matters arising out of this engagement including liabilities arising under securities laws. In addition, the Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.

For purposes of this Proxy Statement, the fiscal year ended March 31, 1994 shall be referred to as the fiscal year of 1994 or fiscal 1994.

PROPOSAL 1 -- ELECTION OF DIRECTORS

The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The Bylaws presently fix the number of directors at eight. Unless otherwise instructed, the proxies received will be voted for the election of the nominees named below. Although it is not anticipated that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy holders will vote for substitute nominees at their discretion.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship among themselves or with any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO THE BOARD OF
DIRECTORS

Information is set forth below concerning the incumbent directors, each of whom is also a nominee for election as a director. The information was obtained from the Company's records or from information furnished directly by the individual.

- - -----------------------------------------------------------------------------------------------
                                                  POSITION WITH                        DIRECTOR
            NAME                                   THE COMPANY                  AGE     SINCE
- - -----------------------------------------------------------------------------------------------
Michael J. Berthelot               Chairman of the Board, President,            44       1991
                                   Chief Executive Officer and Director
Patrick K. Bolger                  Executive Vice President, Chief Operating    59       1992
                                   Officer and Director
Walter Belleville                  Director                                     67       1992
H. Gary Carlson                    Director                                     58       1992
Thomas V. Chema                    Director                                     46       1992
George S. Hofmeister               Director                                     42       1992
James A. Lawrence                  Director                                     41       1992
Richard Mascuch                    Director                                     74       1982

- - --------------------------------------------------------------------------------

MR. BERTHELOT has been a director of the Company since January 1991. In September 1991, he became Vice Chairman of the Company's Board of Directors and on January 1, 1992, he became acting President and Chief Executive Officer of the Company. From July to Septem-

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

ber 1992, Mr. Berthelot was removed from his Vice Chairman, acting President and Chief Executive Officer positions. In October 1992, Mr. Berthelot became the Company's Chairman of the Board of Directors, President and Chief Executive Officer. Since September 1981, Mr. Berthelot has been Chief Executive Officer of Canterbury Holdings Corporation ("Canterbury"), a private investment company, and, from 1989 to 1992, he was a partner in the certified public accounting/management consulting firm of Barnes, Wendling, Cook & O'Conner, Inc. Mr. Berthelot is also a director of EWI, Inc., a manufacturer of automotive parts.

MR. BOLGER joined the Company as Group Vice President -- Aerospace Products in January 1990 and became Executive Vice President, Chief Operating Officer and a director in October 1992. From August to October 1992, Mr. Bolger served as one of three executive officers in the Company's Office of the President. From 1988 to December 1989, Mr. Bolger operated several small businesses as a private investor and consultant. From 1982 to 1988, Mr. Bolger was Group Vice President of the Hamilton Standard Division of United Technologies, which manufactures control systems for the aerospace industry.

MR. BELLEVILLE has been a director of the Company since June 1992. From 1983 to the present, Mr. Belleville has been Chief Executive Officer and Chairman of the Board of ATI Machinery, Inc., the largest Caterpillar tractor rental and leasing company in the western United States. Additionally, since 1985 he has been Chairman of the Board of Sav-Trac of Arizona, Inc., a heavy equipment repair facility, President of Happy Horizons, Inc., an aircraft brokerage firm, and President of Pacific Plus, Inc., a consulting firm specializing in turnarounds of troubled companies.

DR. CARLSON is a consultant specializing in business formations and turnarounds and is currently the President and a director of GATH Industries, Inc., which provides consulting services to the Company, as well as other clients, in areas of operations and manufacturing. During fiscal 1994 the Company paid $272,000 to GATH Industries, Inc. for such consulting services. From 1987 until he sold the business in 1991, Dr. Carlson was the Chairman, President, and Chief Executive Officer of Interconnection Products Incorporated, a privately-held electronic connector company.

MR. CHEMA has been a partner in the law firm of Arter & Hadden since 1989, specializing in energy and telecommunications consulting. Since January 1990, he has served as Chairman of the Ohio Building authority, an independent state agency that annually issues approximately $150 million of bonds and is responsible for financing and operating state office buildings and other facilities for the State of Ohio. Since May 1990, Mr. Chema has served as Executive Director of the Gateway Economic Development Corporation of Greater Cleveland, a not-for-profit corporation char-tered to build a baseball stadium and arena in downtown Cleveland. From January 1985 through April 1989, Mr. Chema served as Chairman and Chief Executive Officer of the Public Utilities Commission of Ohio, a state agency responsible for regulating investor-owned utilities and transportation companies in Ohio.

MR. HOFMEISTER presently is Chairman of the Board and Chief Executive Officer of EWI, Inc., a position he has held since April 1991. From November 1989 to present, Mr. Hofmeister

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

has been Chairman of the Board and Chief Executive Officer of American Metals Industries, Inc., a metal working business that is no longer operating. From 1987 through 1989, Mr. Hofmeister was Chairman and Chief Executive Officer of Alliance Machine, which designs and builds steel mill equipment. In 1990, American Metals Industries, Inc. acquired American Tube & Wire Fabricators, Inc., which manufactured automotive parts through a secured party private sale, and Mr. Hofmeister became President of the subsidiary. In 1991, American Tube & Wire Fabricators, Inc. filed a petition for bankruptcy under Chapter 7 of the Bankruptcy Act and subsequently dissolved. In February 1993, American Metals Industries, Inc. sold a subsidiary, Transue & Williams Stamping Co., of which Mr. Hofmeister was an executive officer prior to the sale. Shortly following the sale, the new owners caused Transue & Williams Stamping Co. to file a petition for reorganization under Chapter 11 of the Bankruptcy Code.

MR. LAWRENCE is President of the Asia/Middle East/Africa Group of Pepsi-Cola International, the unit of Pepsico responsible for soft drink operations outside North America. From 1992 to 1993 he served as an Executive Vice President of Pepsi-Cola International. From 1983 to 1992, Mr. Lawrence was a partner of The LEK Partnership, a general partnership organized in England to provide management consulting and merger and acquisition advisory services. From 1986 to 1992, he was also the Chairman of LEK Consulting Inc., the United States operating subsidiary of the partnership. Mr. Lawrence has held directorships with Continental Airline Holdings, Inc. (the parent company of Continental Airlines) from 1990 to 1993, Fuqua Industries from 1991 to 1992, and Equivest Inc. (formerly Realty South Investors) from 1991 to 1992. Since 1993, he continues to serve on the Boards of American Re-Insurance Corporation and the reorganized Transworld Airlines.

MR. MASCUCH has been a Director of the Company since the Company's 1982 merger with Breeze Corporations, Inc., where Mr. Mascuch served as President and a director. Mr. Mascuch has been a private investor for at least the past five years.

THE BOARD OF DIRECTORS

The incumbent directors were elected as directors of the Company at the last annual meeting of stockholders of the Company which was held in September 1993.

COMMITTEES

The standing committees of the Board of Directors are the Audit Committee, the Nominating Committee and the Compensation and Incentives Committee.

The Audit Committee reviews with the Company's independent auditing firm the results of the firm's annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee is composed of Board members who are not officers, employees or affiliates of the Company or its subsidiaries. The Audit Committee, which consists of Messrs. Belleville, Lawrence and Mascuch, held three meetings during fiscal 1994.

The Nominating Committee establishes the criteria for and reviews the qualifications of individuals for nomination to the Board of Directors and to committees of the Board. In addition, the Nominating Committee presents recommenda-

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

tions for replacement directors when vacancies occur on the Board or committees thereof. The Nominating Committee may consider nominees recommended by stockholders. This committee, which presently consists of Messrs. Berthelot, Chema and Lawrence, held one meeting during the fiscal year ended March 31, 1994.

The Compensation and Incentives Committee reviews management's proposals and makes recommendations to the full Board for compensation and incentives for key employees and officers of the Company. This committee is comprised solely of directors who are not eligible to receive cash bonuses or any other type of incentive compensation. The Compensation and Incentives Committee, which presently consists of Messrs. Belleville, Carlson and Chema, held seven meetings during the fiscal year ended March 31, 1994.

MEETINGS AND REMUNERATION

During the fiscal year ended March 31, 1994, the Board of Directors held nine meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during fiscal 1994 (held during the period for which he has been a director) and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served during that period.

The Company pays its non-employee directors a $5,000 annual retainer and $2,500 for each Board of Directors meeting attended. Meeting fees are also paid for attendance via conference telephone if such meetings last longer than thirty minutes. If stockholders approve the amendment to the 1992 Long Term Incentive Plan described on pages 14-18, effective September 1994, directors will receive their $5,000 annual retainer in Company Common Stock rather than cash. In addition, each non-employee director will be granted a Stock Option to purchase the same number of shares that he owned on (a) the date of his election to the Board if that date occurs after September 11, 1994, or (b) on September 12, 1994 if the director had served on the Board prior to that date. In addition, the Company reimburses its directors for expenses incurred on behalf of the Company. Non-employee directors are also paid a retainer (in Company Stock) for serving on committees and fees (in cash) for attending committee meetings. Annual retainers for the Chairmen of the Audit Committee and of the Compensation and Incentives Committee are $4,200 while for other members they are $3,000. Attendance at meetings of these committees is compensated at $800 per meeting. The Chairman of the Nominating Committee receives a $3,700 annual retainer while the non-employee committee member receives $2,500. Attendance at Nominating Committee meetings is compensated at $900 per meeting.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

SECURITY OWNERSHIP OF PRINCIPAL
STOCKHOLDERS, NOMINEES FOR
DIRECTOR AND OFFICERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 6, 1994 (except as set forth in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) each executive officer of the Company, individually, and (iv) all directors and executive officers as a group:

- - -----------------------------------------------------------------------------------------------
                                                               NUMBER OF
                                                               SHARES OF        PERCENTAGE OF
                           NAME                             COMMON STOCK(1)    COMMON STOCK(1)
- - -----------------------------------------------------------------------------------------------
Arch C. Scurlock                                                1,146,740(2)         22.0
  c/o Research Industries, Incorporated
  123 North Pitt Street
  Alexandria, Virginia 22314
Heine Securities Corporation                                      305,800(3)          5.9
  51 J.F.K. Parkway
  Short Hills, New Jersey 07078
Dimensional Fund Advisors Inc.                                    295,600(4)          5.7
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
FMR Corp.                                                         476,800(5)          9.1
  82 Devonshire Street
  Boston, Massachusetts 02109
Michael J. Berthelot                                              308,098(6)          6.0
Patrick K. Bolger                                                  26,970(7)            *
Chandler J. Moisen                                                 27,389(8)            *
Valentina Doss                                                      6,456(9)            *
Walter Belleville                                                   3,000               *
Richard Mascuch                                                    22,272               *
George S. Hofmeister                                               31,000               *
Thomas V. Chema                                                       714               *
H. Gary Carlson                                                     2,850               *
James A. Lawrence                                                  25,200               *
Directors and executive officers as a group                       442,949(10)         8.5
  (10 persons)

- - --------------------------------------------------------------------------------

 *  Less than 1%.

(1) Except as set forth in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

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                                        6

- - --------------------------------------------------------------------------------

 (2) Includes 1,100,000 shares of Common Stock owned by Research Industries, Incorporated of which Dr. Scurlock owns 95% of the outstanding shares of stock.

 (3) According to a February 9, 1994 filing on Schedule 13G with the Securities and Exchange Commission, Heine Securities Corporation and Michael F. Price exercise voting control and dispositive power over all 305,800 shares. Heine Securities Corporation is a registered investment advisor and Mr. Price is its President.

 (4) Based on a February 9, 1994 filing on Schedule 13G with the Securities and Exchange Commission, the Dimensional Fund Advisors Inc. ("Dimensional") owned this amount of shares of Common Stock as of February 9, 1994. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of this amount of shares of Common Stock at such date, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

 (5) Based on information supplied by FMR Corp. as of February 14, 1994. Includes 362,400 shares deemed to be beneficially owned by Fidelity Management & Research Company, which shares are held in portfolios of companies for which Fidelity Management & Research Company serves as investment advisor. Also includes 114,400 shares deemed to be beneficially owned by Fidelity Management Trust Company as a result of serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans. FMR Corp. has, through these corporations, sole dispositive power with respect to all 476,800 shares and sole voting power with respect to such 114,400 shares.

 (6) Includes 19,998 shares issuable with respect to options exercisable within 60 days of June 6, 1994.

 (7) Includes 18,247 shares issuable with respect to options exercisable within 60 days of June 6, 1994.

 (8) Includes 8,334 shares issuable with respect to options exercisable within 60 days of June 6, 1994.

 (9) Includes 3,023 shares issuable with respect to options exercisable within 60 days of June 6, 1994.

(10) Includes 49,602 shares issuable with respect to options exercisable within 60 days of June 6, 1994.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set forth in the table below are the names, ages and positions held by all executive officers of the Company.

- - --------------------------------------------------------------------------------------------------
                                                                                         EXECUTIVE
                                                 POSITION WITH                            OFFICER
         NAME                                     THE COMPANY                     AGE      SINCE
- - --------------------------------------------------------------------------------------------------
Michael J. Berthelot           Chairman of the Board, President, Chief Executive    44      1992
                               Officer and Director
Patrick K. Bolger              Executive Vice President, Chief Operating Officer    59      1990
                               and Director
Chandler J. Moisen             Senior Vice President, Chief Financial Officer       60      1991
                               and Treasurer
Valentina Doss                 Vice President, General Counsel and Secretary        43      1991

- - --------------------------------------------------------------------------------

Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. No arrangement exists between any executive officer and any other person or per-

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

sons pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Messrs. Berthelot and Bolger, see "Information Concerning Incumbent Directors and Nominees to the Board of Directors."

MR. MOISEN has served as Vice President, Treasurer and Chief Financial Officer of the Company since August 1991 and as Senior Vice President since October 1992. From August to October 1992 Mr. Moisen served as one of three executive officers in the Company's Office of the President. From 1989 to 1991, Mr. Moisen served as Senior Vice President and Chief Financial Officer of G-Tech Corp., a computer hardware and software manufacturer.

MRS. DOSS served the Company as Vice President of Administration from August 1991 to September 1993, as Vice President and General Counsel since September 1993 and as Secretary since December 1991. Prior to that time Mrs. Doss served as the Company's Senior Counsel and Assistant Secretary since 1988 and as Associate Legal Counsel from 1983 to 1988.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1994, 1993 and 1992, of those persons who were, at March 31, 1994 (i) the chief executive officer and (ii) the other executive officers of the Company who received in excess of $100,000 in total annual salary and bonus for fiscal 1994. During each fiscal year in the three year period ended March 31, 1994, no executive officer named above received perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

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                                        8

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SUMMARY COMPENSATION TABLE

- - --------------------------------------------------------------------------------

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                    ---------------------------------
                                                                                   AWARDS
                                   ANNUAL COMPENSATION                           ----------
                        -----------------------------------------   RESTRICTED   SECURITIES   PAYOUTS
                                                     OTHER ANNUAL     STOCK      UNDERLYING   -------    ALL OTHER
       NAME AND                 SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS      LTIP     COMPENSATION
  PRINCIPAL POSITION    YEAR     (1)        (2)         (3)(4)         (5)          (#)       PAYOUTS      (4)(6)
- - --------------------------------------------------------------------------------------------------------------------
Michael J. Berthelot    1994   $295,000   $137,088     $ 41,931           --       60,000       --        $ 20,824
  President and Chief   1993    212,308    194,800           --           --           --       --           2,832
  Executive Officer     1992    102,105         --           --           --           --       --              --

Patrick K. Bolger       1994    185,000     91,392     $ 28,337        2,127       40,000       --          14,242
  Executive Vice        1993    175,573     81,581           --           --           --       --          11,539
  President and Chief   1992    158,144         --           --           --        2,265       --              --
  Operating Officer

Chandler J. Moisen      1994    175,000     78,872     $ 30,334        2,127       15,000       --          13,796
  Senior Vice           1993    167,212     80,858           --           --           --       --         252,890(7)
  President and Chief   1992     95,059         --           --           --       10,000       --              --
  Financial Officer

Valentina Doss          1994    110,800     41,521     $ 16,078        1,509        7,500       --           8,273
  Vice President,       1993     98,339     55,287           --           --           --       --          79,993(8)
  General Counsel and   1992     84,488         --           --           --       11,568       --              --
  Secretary

- - --------------------------------------------------------------------------------

(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401(K) plan.

(2) Represents payments made to executive officers pursuant to the Company's Incentive Compensation Plan.

(3) Fiscal 1994 amounts represent (i) fair market value on date of award of unrestricted stock awards and (ii) dividends paid on restricted stock not yet vested.

(4) In accordance with the transitional provisions of the new executive compensation disclosure rules adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation and All Other Compensation for fiscal year 1992 are excluded from this table.

(5) An aggregate of 10,025 shares of restricted shares were held for the benefit of the executive officers at fiscal year-end. Such shares vest in annual increments of one-third each year. The executive officer receives dividends on issued but unvested shares.

(6) These amounts include the Company's contributions to the Retirement Savings Plan and insurance premiums paid by the Company under the Company's group benefits plan.

(7) The amount includes relocation expenses of $245,538 paid on behalf of Mr. Moisen.

(8) The amount includes relocation expenses of $73,407 paid on behalf of Ms.
    Doss.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

Incentive Compensation Plans. The Fiscal Year 1994 Incentive Compensation Plan (the "Incentive Compensation Plan") provides for the award of cash bonuses from profits based upon operating results. Results are measured by a wide range of goals which must be met, including goals for operating income, return on investment, individual strategic and/or operational issues, cash flow and annual income growth. The stock feature of the Incentive Compensation Plan provides for the award of restricted stock and stock options to corporate officers, division presidents and other key personnel. The number of restricted shares awarded is equal to shares that could be purchased at $9.625 per share (the closing price of the stock on the date the Board of Directors approved the Plan) with 25% of the cash bonus pool. Voting and dividend rights vest immediately. Restrictions on sale lapse over three years in annual one-third increments. Shares for which restrictions have not yet expired are forfeited upon termination of employment. Stock options are awarded at an exercise price equal to the fair market value of the shares on the date of grant. Options become exercisable in annual equal installments over three years and expire five years after grant date. Both restricted stock and stock options are awarded pursuant to the 1992 Long Term Incentive Plan, which provides the mechanism for awarding various kinds of stock based awards.

Retirement Plans. The Company maintains three retirement plans covering substantially all active employees, two of which are defined contribution plans and one of which is a defined benefit plan. The TransTechnology Corporation Retirement Savings Plan (the "Retirement Savings Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code, covers non-union employees who have been employed by the Company for more than one year. Approximately 550 employees participate in the Retirement Savings Plan. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and taxation of up to 15% of their compensation by contributing such compensation to the plan. The Company contributes a minimum of 3% and a maximum of 6% of employees' compensation to the Retirement Savings Plan, depending on the level of contribution by each employee. The other two plans cover approximately 300 members of collective bargaining units.

Executive Life Insurance Plan. The Company maintains life insurance policies for its executive officers which supplement the group life policies available to all salaried employees.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

STOCK OPTIONS

The following table sets forth information concerning options granted to those persons who were the chief executive officer and the other executive officers of the Company during fiscal 1994.

                        OPTION/SAR GRANTS IN FISCAL 1994

- - ---------------------------------------------------------------------------------------------------
                                    INDIVIDUAL GRANTS
- - ---------------------------------------------------------------------------------------------------
                                                % OF                                 POTENTIAL
                                               TOTAL                              REALIZABLE VALUE
                                              OPTIONS/                           OF ASSUMED ANNUAL
                                                SARS       EXERCISE                RATES OF STOCK
                                 OPTIONS/    GRANTED TO    OR BASE               PRICE APPRECIATION
                                   SARS      EMPLOYEES      PRICE     EXPIRA-     FOR OPTION TERM
                                 GRANTED     IN FISCAL      $ PER      TION      ------------------
             NAME                 (#)(1)        YEAR        SHARE      DATE      5% ($)     10% ($)
- - ---------------------------------------------------------------------------------------------------
Michael J. Berthelot              60,000           42       9.6250    5-28-98    159,553    352,570
Patrick K. Bolger                 40,000           28       9.6250    5-28-98    106,368    235,046
Chandler J. Moisen                15,000           11       9.6250    5-28-98     39,888     88,142
Valentina Doss                     7,500            5       9.6250    5-28-98     19,944     44,071

- - --------------------------------------------------------------------------------

(1) Amounts shown represent stock options only. No stock appreciation rights
(SARs) were awarded.

The following table summarizes option exercises during fiscal 1994 and the total number and value of exercisable and unexercisable stock options held by each of the named executive officers on March 31, 1994, the last day of fiscal 1994.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1994 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     UNEXERCISED    VALUE OF UNEXERCISED
                                                                       OPTIONS      IN-THE-MONEY OPTIONS
                                                                    AT FY-END(#)        AT FY-END($)
                                                                    -------------   --------------------
                              SHARES ACQUIRED ON                    EXERCISABLE/        EXERCISABLE/
            NAME                   EXERCISE        VALUE REALIZED   UNEXERCISABLE      UNEXERCISABLE
- - --------------------------------------------------------------------------------------------------------
Michael J. Berthelot                    --                  --           0/60,000           0/345,000
Patrick K. Bolger                       --                  --       3,835/44,915      16,485/228,780
Chandler J. Moisen                   3,333              13,732           0/18,334           0/112,505
Valentina Doss                       4,867              28,174           0/11,357            0/80,167

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

The following table sets forth information concerning long-term incentive plan awards in the form of restricted stock awarded during fiscal 1994 to the chief executive officer and the other executive officers of the Company.

               LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1994(1)

- - ------------------------------------------------------------------------------------------------
                                                                                    PERFORMANCE
                                                                 NUMBER OF           OR OTHER
                                                               SHARES, UNITS       PERIOD UNTIL
                                                                 OR OTHER           MATURATION
                          NAME                                   RIGHTS(#)           OR PAYOUT
- - ------------------------------------------------------------------------------------------------
Michael J. Berthelot                                                4,870             3 years
Patrick K. Bolger                                                   3,247             3 years
Chandler J. Moisen                                                  2,923             3 years
Valentina Doss                                                      1,462             3 years

- - --------------------------------------------------------------------------------
(1) Restricted stock awards are calculated based upon a cash bonus pool, which is itself based upon annual profit. The number of restricted shares awarded is equal to shares that could be purchased at $9.625 (the closing price of the stock on the date of the award) with 25% of the cash bonus pool. The cash bonus is described on page 10.

REPORT OF THE COMPENSATION AND INCENTIVES COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation and Incentives Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for establishing policies and implementing programs relating to executive compensation. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed by the entire Board of Directors, except for decisions relating to stock based awards, which must be made solely by the Committee in order for the grants or awards to satisfy Rule 16b-3 of the Securities Exchange Act of 1934.

The Committee's philosophy regarding executive compensation is that a compensation program should (i) support the achievement of desired Company performance; (ii) provide compensation that will attract and retain qualified executives and reward performance; (iii) align the executive officers' interests with the success of the Company by placing a portion of pay at risk; and (iv) encourage management's stake in the long-term performance and success of the Company. The Committee has applied this philosophy to the implementation of a program which integrates competitive annual base salaries with (i) bonuses based on corporate performance and on the achievement of individual personal objectives and (ii) stock based awards, which may consist of restricted stock awards, stock options or a combination of these or other kinds of awards.

CASH AND EQUITY COMPENSATION

The methodology for setting base salary of the executive officers is (i) to determine marketplace compensation by comparing the corporation to groups of other corporations with similar characteristics and (ii) to evaluate each executive's performance as well as the performance of the Company as a whole. Each year the performance of executive officers and division

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

presidents is evaluated by his or her supervisor. The evaluation is based upon individualized performance objectives designated at the beginning of the fiscal year and at the time of the last performance evaluation.

The bonus portion of the executive officers' cash compensation program is an important tool in providing incentive both for short-term and long-term performance. Bonuses at threshold levels, target levels and up to 110% of target levels are paid in cash while bonuses earned over 110% target levels are paid in Company Stock. Quantitative performance measures are tied directly to the Company's annual business plan. Executive officers, including Mr. Berthelot, earn no bonus unless 100% of the business plan's before-tax-profit goal is met. The business plan is prepared and approved prior to the start of the fiscal year. The factors considered in the fiscal 1994 bonus plan for executive officers and division presidents were performance against targets for before-tax-profits, profit growth, return on investment, cash flow, meeting budgets and achievement of individual performance objectives. Fiscal year objectives are designated for each individual, based upon their particular duties. An enhancement is earned for meeting certain targets in consecutive years.

The Company has provided forms of equity participation as a key part of its total program for motivating and rewarding executives and managers for many years. In prior years, this was done with the granting of stock options based on a formula tied to current salary and prior year bonus. For fiscal 1994, both stock options and restricted stock awards were granted to division presidents and executive officers. Restricted stock awards were made based upon a formula tied to pre-tax profits. The number of restricted shares awarded is calculated as a percentage (25%) of the bonus pool an individual earns from the cash bonus program described above. Stock options are based upon marketplace compensation studies and individually awarded each year at an exercise price equal to the stock's fair market value on date of grant. Fiscal 1994 options were granted based on total compensation as compared with marketplace compensation. Stock options have never been repriced. Through these vehicles, the Company has encouraged its executives to obtain and hold the corporation's stock. The Committee believes that equity participation helps create a long-term partnership between management and shareholders.

COMPENSATION OF CEO, MR. BERTHELOT

Base salary and cash bonuses are intended to be competitive in the marketplace, recognizing, however, meaningful differences in individual performance or experience. In fiscal 1994, Mr. Berthelot's entire compensation package, including stock options and stock awards, was re-evaluated, taking into account marketplace compensation, his individual performance, performance of the company as a whole (as compared with the business plan prepared and approved prior to the start of the fiscal year) and the appropriate mix of fixed and at-risk compensation. As a result of this evaluation, his salary remains unchanged and his opportunity for equity participation was increased. Mr. Berthelot's fiscal 1994 bonus was awarded as a result of his having achieved 90% of his individual objectives and achieving or exceeding corporate targets set for profit, profit growth, return on investment and cash flow.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

The Compensation and Incentives Committee does not believe that the Company's executive compensation policies or plans will be affected by provisions of the Revenue Reconciliation Act of 1993, which amended Section 162 of the Internal Revenue Code to limit the deductibility of compensation paid to certain executives.

WALTER BELLEVILLE
H. GARY CARLSON
THOMAS V. CHEMA

PROPOSAL 2--AMENDMENT TO 1992 LONG TERM INCENTIVE PLAN

DESCRIPTION OF THE 1992 LONG TERM INCENTIVE PLAN

SHARES

Shares awarded under the 1992 Long Term Incentive Plan (the "Plan") may be composed of, in whole or in part, authorized and unissued shares or treasury shares. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of the Company's Stock, such shares will again be available for future distribution under the Plan.

PARTICIPATION

Awards under the Plan may be made to key employees, including officers, of the Company and its subsidiaries, but may not be granted to any director who is a member of the committee (as defined in the Plan). The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

ADMINISTRATION

The Plan is administered by a Committee of no less than three disinterested members of the Board (the "Committee"). See the text of the Amended Plan, attached as an Appendix hereto, for a complete description of the powers of the Committee in administering the Plan.

AWARDS UNDER THE PLAN

The Committee will have the authority to grant the following types of awards under the Plan: (1) Stock Options; (2) Stock Appreciation Rights; (3) Restricted Stock; (4) Deferred Stock; and (5) Other Stock-Based Awards.

Stock Options. Incentive Stock Options ("ISO") and other stock options ("Non-Qualified Stock Options") may be granted for such number of shares as the Committee will determine and may be granted alone, in conjunction with, or in tandem with other awards under the Plan and/or cash awards outside the Plan.

A Stock Option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% of the fair market value of the Company's Common Stock as of the date of grant. Payment of the option price for an ISO may be in cash, or, as determined by the Committee, in unrestricted Common Stock of the Company. The Committee may also authorize the payment of the option price of Non-Qualified Options in the form of Restricted or Deferred Stock.

If an employee owns more than ten percent of the Company's Stock, then any ISO issued to that employee must provide for an option price

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

of at least 110% of the fair market value of the Stock on the date on which the ISO was granted, and the ISO cannot be exercised more than five years after the date on which it was granted.

Unless otherwise determined by the Committee, only options which are exercisable on the date of termination of employment may be subsequently exercised. In general, options that were exercisable prior to termination of employment may be exercised for one year following termination of employment. However, in the case of an ISO, this time period is generally limited to three months.

Stock Options are not transferable except by will or the laws of descent and distribution.

Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted in conjunction with all or part of a Stock Option and will be exercisable only when the underlying Stock Option is exercisable. Once an SAR has been exercised, the related portion of the Stock Option underlying the SAR will terminate.

Upon the exercise of an SAR, the Committee will pay to the employee an amount of money equal to the excess of the fair market value of the Stock on the exercise date over the option price, multiplied by the number of shares of Stock being exercised pursuant to the SAR. The Committee has the discretion to determine whether the payment will be made in cash, common stock or a combination thereof.

SARs are transferable only to the extent that the underlying Stock Option is transferable, that is, upon the holder's death.

Restricted Stock. Restricted Stock may be granted alone, in conjunction with, or in tandem with other awards under the Plan and/or cash awards outside of the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of Restricted Stock may vary from participant to participant.

In making an award of Restricted Stock, the Committee will determine the periods during which the Stock is subject to forfeiture (the "Restricted Period"), and may grant such Stock without the payment of any cash consideration by the participant.

During the Restricted Period, the employee may not sell, transfer, pledge or assign the Restricted Stock. The certificate evidencing the Restricted Stock will remain in the possession of the Company until the Restriction Period has expired.

Upon the termination of the employee's employment for any reason during the Restriction Period, all Restricted Stock either will vest or be subject to forfeiture, in accordance with the terms and conditions of the award. During the Restriction Period, the employee will have the right to vote the Restricted Stock and to receive any cash dividends. At the time of award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares of Restricted Stock. Stock dividends will be treated as additional shares of Restricted Stock and will be subject to the same terms and conditions as the initial grant.

Deferred Stock. Deferred Stock Awards may be granted alone, in conjunction with, or in tandem with other awards under the Plan and cash awards outside of the Plan, and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The Committee de-

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

termines the periods during which the Deferred Stock is subject to forfeiture, and may grant such Stock without any cash payment by the participant.

During the deferral period set by the Committee (the "Deferral Period"), the employee may not sell, transfer, pledge or assign the Deferred Stock Award. At the end of the Deferral Period, shares of Common Stock equal to the number specified in the Deferred Stock Award will be delivered to the employee.

Upon the termination of the employee's employment for any reason during the Deferral Period, all Deferred Stock either will vest or be subject to forfeiture, in accordance with the terms and conditions of the award.

During the Deferral Period, and as determined by the Committee, amounts equivalent to any dividends that would have been paid had the shares of Deferred Stock been issued will be paid to the employee, or deemed reinvested in additional shares of Deferred Stock. Deferred Stock will carry no voting rights until such time as the Stock is actually issued.

Other Stock-Based Awards. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Company's Common Stock (the "Other Stock-Based Awards"). These awards may be granted alone, in addition to, or in tandem with Stock Options, SARs, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

PROPOSED AMENDMENTS

The Board, at its July 8, 1992 meeting adopted the Plan, which was approved by stockholders on September 23, 1992. The Board, at its July 13, 1994 meeting adopted an amended and restated version of the Plan (the "Amended Plan"), subject to stockholder approval as described herein, increasing the number of shares of the Common Stock issuable under the Plan, providing for accelerated vesting of Stock Based Awards upon a change in control and providing for participation by directors who are not employees of the Company ("Outside Directors"). A summary of the proposed amendments follows, but this summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as an Appendix to this proxy statement.

SHARES

The number of shares of the Common Stock that will be authorized to be awarded under the Amended Plan will be increased from 350,000 to 570,000 shares. As of March 31, 1994 there were outstanding options to purchase 230,537 shares of the Company's Common Stock at prices ranging from $5.50 to $18.00 per share.

CHANGE OF CONTROL

Under the Amended Plan, on the occurrence of a Change of Control, as defined below, (a) all Stock Options and SARs then outstanding shall become fully exercisable and (b) all outstanding restrictions and conditions on all grants of Restricted Stock and Other Stock-Based Awards shall be deemed satisfied, in each case as of the date of such Change of Control. Under the Amended Plan, a Change of Control is defined as any event occurring after September 13, 1994 in which
(a) any person (an individual, entity or group) becomes the beneficial owner of shares representing 20% or

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

more of the total number of votes outstanding, (b) as a result of, or in connection with, a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board thereafter, (c) Company stockholders have approved an agreement providing either for a transaction in which the Company will cease to be an independent, publicly-owned corporation or for the sale or other disposition of all or substantially all of the assets of the Company or (d) a tender offer or exchange offer is made by a person other than the Company for shares of Common Stock, and shares are acquired pursuant thereto, provided that the acceleration of outstanding Stock Options upon the occurrence of such an offer shall be within the discretion of the Board.

OUTSIDE DIRECTORS

Background. Benefits will be provided to Outside Directors under the Amended Plan in two ways. First, a portion of the Outside Directors' fees will be paid in the form of Stock of the Company. Second, Outside Directors will receive an option to purchase Stock of the Corporation. These changes are discussed in detail below.

Fees. All annual retainer fees for service as a Director and as a member of any committee of the Board will be paid in the form of Stock. However, payments made for attendance at a meeting will be paid in cash. Stock payments will be made within ten (10) business days following the date of the election of the Board.

The Restricted Stock issued to an Outside Director in payment of fees ("Restricted Stock") will contain a legend restricting its resale for a twelve month period. If the individual's service as a Director terminates prior to the expiration of the twelve month period for a reason other than death, disability, or Change of Control (as defined in the Amended Plan), the Restricted Stock will be forfeited.

Stock Options. Each Outside Director will be granted a Stock Option to purchase the same number of shares of the Common Stock that the Outside Director owned on
(a) the date of his or her election to the Board if that date occurs after September 11, 1994, or (b) on September 12, 1994, if the Outside Director had served on the Board prior to that date ("Entitlement Date").

However, in no event will the maximum number of shares issued to an Outside Director pursuant to such Stock Option exceed 25,000. The exercise price under the Stock Option will be the fair market value of the Common Stock on the Outside Directors' Entitlement Date. The Stock Option will be for a term of five years. However, the option will not become exercisable for one year, after which the Stock Option will be fully vested and exercisable.

FEDERAL INCOME TAX ASPECTS

The following is a brief summary of the principal federal amended income tax aspects of awards made under the Amended Plan based upon the laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

Restricted Stock. An Outside Director receiving Restricted Stock generally will recognize ordinary income in the amount of the fair market value of the Restricted Stock at the end of

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

the one-year period during which the Stock is subject to forfeiture ("Restriction Period"). The Corporation is entitled to deduct the amount that the Outside Director includes in income. With respect to the sale of the shares after the Restriction Period has expired, the holding period for determining whether the Outside Director has long-term or short-term capital gain or loss, generally begins when the Restriction Period expires and the tax basis for the shares will generally be based on the fair market value of the shares on that date.

However, an Outside Director may elect, under Section 83(b) of the Internal Revenue Code ("Section 83(b) Election"), within 30 days of the grant of the Restricted Stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of Restricted Stock (determined without regard to the restrictions). The Corporation will be entitled to deduct the amount taxable to the Outside Director. However, if the shares are forfeited, the Outside Director will not be entitled to a deduction, refund, or loss for the amount previously included in income by reason of the
Section 83(b) Election. Also, if the Outside Director makes a Section 83(b) Election, his or her holding period commences on the date of grant, and his or her tax basis is the fair market value of shares on the date on which the Restricted Stock is granted to the Outside Director.

Stock Options. In general, with respect to Stock Options (a) no income is realized by the Outside Director at the time the option is granted; (b) upon exercise of the option, the Outside Director realizes ordinary income in an amount equal to the difference between the option price and the fair market value of the stock on the date of exercise; (c) the Company will be entitled to a tax deduction in the amount taxable to the Outside Director, and (d) upon disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the Outside Director has held the shares since the exercise date.

CONCLUSION AND RECOMMENDATION

The Board of Directors believes it is in the interests of the Company and its stockholders to adopt the Amended Plan to help to attract and retain persons of outstanding competence as Outside Directors, executive officers and other key employees, and to further the identity of their interests with those of the Corporation's stockholders.

A majority of the votes cast is necessary for approval of this proposal. The Board of Directors recommends a vote FOR approval of the Amended Plan.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, Standard & Poor's 500 Index and a Company-constructed Peer Group Index (consisting of twenty-one aerospace companies with market capitalization and sales volume similar to those of the Company(1)) for the last five fiscal years. Total returns are based on market capitalization. Peer group indices use beginning of period market capitalization weighting. Total return assumes reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD            TRANS-                        PEER GROUP
    (FISCAL YEAR COVERED)         TECHNOLOGY        S&P 500          INDEX
1989                                100.00          100.00          100.00
1990                                 62.59          119.27           84.85
1991                                 48.45          136.46           95.19
1992                                 45.60          151.53          132.06
1993                                 68.71          174.60          136.79
1994                                102.73          177.17          140.23

  * ASSUMES INITIAL INVESTMENT OF $100.

(1) Includes: AEL Industries; Aero Systems Engineering; Allied Research; Analysis & Technology Inc.; ARX Inc.; Ceradyne Inc.; DBA Systems Inc.; Diagnostic/Retrieval Systems, Inc.; Engineered Support Systems, Inc.; FSI Int'l Inc.; Hi-Shear Industries Inc.; Industrial Funding; Larizza Industries, Inc.; Maxwell Laboratories, Inc.; Miltope Group Inc.; Opto Mechanik, Inc.; Orbit International Corporation; Precision Aerotech, Inc.; Rocky Mountain Helicopters, Inc.; Sparton Corporation; and Stanford Telecommunications, Inc.

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that from April 1, 1993 to March 31, 1994, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See page three for a description of consulting services provided to the Company by Dr. Carlson.

PROPOSAL 3 -- RATIFICATION OF APPOINT-
                   MENT OF AUDITORS

The Board of Directors unanimously recommends the ratification of its selection of Deloitte & Touche to serve as independent accountants of the Company for the current fiscal year, which ends March 31, 1995. Deloitte & Touche has served as independent accountants for the Company continuously since 1967. The Board has been advised that Deloitte & Touche is independent with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. A representative from Deloitte and Touche is expected to attend the Meeting to make a statement should they desire to do so and be available to respond to appropriate questions. Ratification of the appointment requires the affirmative vote of a majority of the votes cast at the Meeting. The Board of Directors unanimously recommends a vote FOR ratification.

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company's annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management, such stockholder must notify the Company at its executive offices no later than April 11, 1995.

ANNUAL REPORTS

A copy of the Company's Annual Report for the fiscal year ended March 31, 1994 is being mailed to each stockholder of record together with this Proxy Statement. On June 28, 1994, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 1994. An amended Form 10-K was filed on August 9, 1994. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the Annual Report to Stockholders. A COPY OF THIS REPORT, WITHOUT EXHIBITS, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO VALENTINA DOSS AT TRANSTECHNOLOGY CORPORATION, 700 LIBERTY

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

AVENUE, UNION, NEW JERSEY 07083. If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company's reasonable expenses in furnishing such exhibits. Such Report is not a part of the Company's soliciting material.

OTHER MATTERS

The Board of Directors does not know of any matter to be acted upon at the Meeting other than the matters described herein. If any other matter properly comes before the Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

            By Order of the Board of Directors

                                           [SIG]

            VALENTINA DOSS
            Vice President, General Counsel and Secretary

Union, New Jersey
August 9, 1994

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                                                                        APPENDIX

                          TRANSTECHNOLOGY CORPORATION
                              AMENDED AND RESTATED
                         1992 LONG TERM INCENTIVE PLAN

SECTION 1.  PURPOSE: DEFINITIONS.

     The purpose of the TransTechnology Amended and Restated 1992 Long Term Incentive Plan (the "Plan") is to enable TransTechnology Corporation (the "Company") to attract, retain and reward key employees and Outside Directors of the Company and its Subsidiaries and strengthen the mutuality of interests between those individuals and the Company's shareholders, by offering them performance-based stock incentives and/or other equity interests or equity-based incentives in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          a. "Board" means the Board of Directors of the Company.

          b. "Book Value" means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of their outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

          c. "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events after September 13, 1994:

             (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

             (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

             (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

             (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding Stock Options upon the occurrence of an Offer shall be within the discretion of the Board.

          d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          e. "Committee" means the Committee referred to in Section 2 of the Plan.

          f. "Company" means TransTechnology Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

          g. "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

          h. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

          i. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

          j. "Exchange Act" shall mean the Securities Exchange Act of 1934.

          k "Fair Market Value" means, as of any given date, the mean between the highest and lowest quoted selling price, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without regard to any restriction, other than a restriction which by its terms will never lapse.

          l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          n. "Outside Director" means any Director who is not an employee of the Company or of a Subsidiary.

          o. "Other Stock-Based Award" means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based on Stock.

          p. "Plan" means this TransTechnology Corporation 1992 Long Term Incentive Plan, as amended from time to time.

          q. "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

          r. "Stock" means the Common Stock, $.01 par value per share, of the Company.

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

          s. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between --

             (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6, and

             (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

          t. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

          u. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by a Committee of not less than three members of the Board of Directors of the Company (the "Board") all of whom shall be Disinterested Persons within the meaning of Rule 16b-3 under the Exchange Act.

     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, key employees, and Outside Directors eligible under
Section 4 --

          (i) Stock Options,

          (ii) Stock Appreciation Rights,

          (iii) Restricted Stock,

          (iv) Deferred Stock, and/or

          (v) Other Stock-Based Awards.

     In particular, the Committee shall have the authority:

          (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder.

          (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

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

          (iii) to determine the number of shares to be covered by each such award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

          (v) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under
     Section 5(j) or (k), as applicable, instead of Stock;

          (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

          (vii) to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;

          (viii) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and

          (ix) to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 570,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock, or Deferred Stock, or Other Stock-Based Award granted hereunder and forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to

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

any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY.

     Officers and other key employees of the Company and its Subsidiaries (but excluding members of the Committee) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries are eligible to be granted awards under the Plan. Notwithstanding the preceding sentence, Outside Directors may participate to the extent specified in Section 10.

SECTION 5.  STOCK OPTIONS.

     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The provisions of Stock Options need not be the same with respect to each recipient.

     Stock Options granted under the Plan may be of two types; (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. However, Incentive Stock Options may only be granted to employees.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a) OPTION PRICE. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall be not less than (i) 110% of the Fair Market Value of the Stock at grant in the case of an individual who owns more than 10% of the Stock, determined under the rules of Section 424(d) of the Code ("Ten Percent Shareholder"), and (ii) 100% of the Fair Market Value of the Stock at grant in all other cases. The option price of a Non-Qualified Stock Option need not comply with the restrictions in the preceding sentence.

          (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than (i) five years after the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, and (ii) ten years after the date the Option is granted in all other cases.

          (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(f) and (g), or unless otherwise

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

     determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

          (d) METHOD OF EXERCISE. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Participants may exercise Stock Options only with respect to whole number of shares.

          Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

          If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock Award or Deferred Stock Award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a).

          (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the optionee's lifetime only by the optionee.

          (f) TERMINATION BY DEATH. Subject to Section 5(i), if an optionee's employment by the Company and any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

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

          (g) TERMINATION BY REASON OF DISABILITY. Subject to Section 5(i), if an optionee's employment by the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter. However, if the optionee dies within such one year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h) OTHER TERMINATION. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary terminates for any reason other than death or Disability, the Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term.

          (i) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or modified, nor shall any discretion or authority granted under the Plan be so exercised, or, without the consent of the optionee(s) affected, to disqualify any such Incentive Stock Option under Section 422 of the Code.

          To the extent required for "Incentive Stock Option" status under
     Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. If
     Section 422 is hereafter amended to delete the requirement that the plan must expressly provide for the $100,000 limitation, then this second paragraph of Section 5(i) shall no longer be operative.

          To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

             (i) an Incentive Stock Option shall be exercisable no later than three months following termination of employment with the Company or a Subsidiary;

             (ii) in the event the optionee's employment is terminated by reason of disability, the three month period of Section 5(i)(i) is extended to twelve months; and

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

             (iii) in the event the optionee's employment is terminated by reason of death, the three month period of Section 5(i)(i) is waived entirely.

          (j) BUYOUT PROVISIONS. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

          (k) SETTLEMENT PROVISIONS. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved, other than those restrictions which, by their terms, will never lapse.

SECTION 6.  STOCK APPRECIATION RIGHTS.

     (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares by a related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. Notwithstanding anything to the contrary in this Section 6, the exercise of Stock Appreciation Rights held by optionees who are subject to the

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     provisions of Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the mean between the highest and lowest quoted selling price, of the Stock on the New York Stock Exchange during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
     Section 5(e) of the Plan.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan for the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (v) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

SECTION 7.  RESTRICTED STOCK.

     (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

     The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) Shares of Restricted Stock may be issued for no cash consideration.

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          (ii) In order to receive an award of Restricted Stock, the Participant must first execute a Restricted Stock Award Agreement and pay whatever price (if any) is required under Section 7(b)(i).

          (iii) Each participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed.

     (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this Paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payments of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under
     Section 3, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

          (v) A participant may elect to further extend the Restriction Period for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted

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

     by the Committee, each election must be made prior to the first day of the calendar year in which the Restriction Period (or installment thereof) ends.

     (d) RULES AND PROCEDURES. The Committee shall develop such rules and procedures, not inconsistent with the provisions of this Section 7, as it deems necessary or appropriate relating to awards of Restricted Stock under the Plan.

SECTION 8.  DEFERRED STOCK.

     (a) ADMINISTRATION. Deferred Stock may be awarded either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

     The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

     The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

     (b) TERMS AND CONDITIONS. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.

          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

          (iii) Subject to the provisions of the award agreement and this
     Section 8, upon termination of a participant's employment with the Company or any Subsidiary for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

          (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, each election must be made prior to the first day of the calendar year in which the Restriction Period (or installment thereof) ends.

          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participants.

SECTION 9.  OTHER STOCK-BASED AWARDS.

     (a) ADMINISTRATION. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, or Deferred Stock granted under the Plan and/or cash awards made outside of the Plan.

     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

     The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b) TERMS AND CONDITIONS.  Other Stock-Based Awards made pursuant to this
Section 9 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 9(b)(v) below, shares subject to awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (iii) Any award under Section 9 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

          (iv) In the event of the participant's Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
     Section 9.

          (v) Each award under this Section 9 shall be confirmed by, and subject to the terms of an agreement or other instrument by the Company and by the participant.

          (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 9 may be issued for no cash consideration.

SECTION 10.  OUTSIDE DIRECTORS.

     Notwithstanding anything herein to the contrary, Outside Directors may participate in the Plan in accordance with this Section 10. Directors who are also employees of the Company or of a Subsidiary may not receive benefits under this Section 10. It is intended that the provisions of this Section 10 qualify as a "formula plan" under Rule 16b-3(c)(2)(i)(A).

          (a) All annual retainer fees for service as a Director and as a member of any committee of the Board shall be paid in the form of Stock. However, payments made for attendance at a meeting (whether in person or by telephone) will be paid in cash. Stock payments will be made within ten
     (10) business days following the date of the election of the Board.

             (i) Any Stock issued to an Outside Director will contain a legend restricting its resale for a twelve (12) month period.

             (ii) Should the individual's service as a Director terminate prior to the expiration of the twelve (12) month period for a reason other than death or Disability, the Stock shall be forfeited.

             (iii) The Company shall cause a new share certificate to be issued to each Outside Director following the lapse of the twelve (12) month period.

          (b) Each Outside Director shall be granted a Stock Option to purchase the same number of shares of Stock that the Outside Director owned (i) on the date of his or her election to the Board if that date occurs after September 11, 1994, or (ii) on September 12, 1994, if the Outside Director had served on the Board prior to that date ("Entitlement Date").

             (i) In no event may the maximum number of shares issued to an Outside Director pursuant to this Paragraph (b) exceed twenty-five thousand (25,000).

             (ii) Stock Options issued pursuant to this Paragraph (b) shall be:

                (A) Issued within ten (10) business days after the individual's Entitlement Date;

                (B) At an option price equal to the fair market value of the Stock on the individual's Entitlement Date;

                (C) Exercisable upon the earlier of (i) a Change of Control, or
           (ii) one (1) year after the individual's Entitlement Date; and

                (D) Continue to be exercisable for a period of four (4) years while serving as a Director;

                (E) Exercisable for a period of ninety (90) days following termination of service as a Director, unless such termination is due to the individual's death or Disability, in which case the Stock Option shall be exercisable for one (1) year following termination of service.

          (c) The provisions of this Section 10 may not be amended more frequently than once every six (6) months, except as required to comport with changes in the Internal Revenue Code.

SECTION 11.  CHANGE OF CONTROL.

     In the event of a Change of Control, except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control:

          (a) All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change of Control; and

          (b) All restrictions and conditions of all grants of Restricted Stock (including Restricted Stock granted pursuant to Section 10 above) and Other Stock-Based Awards then outstanding shall be deemed satisfied as of the date of the Change of Control.

subject to the limitation that any award granted to a person who is subject to the provisions of Section 16 of the Exchange Act which has been outstanding less than six (6) months on the date of the Change of Control shall not be afforded such treatment, if such treatment would result in liability to the Insider under
Section 16.

SECTION 12.  AMENDMENTS AND TERMINATIONS.

     The Board may amend, modify, or discontinue the Plan, but no amendment, modification, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted or Deferred Stock Award, or Other Stock-Based Award theretofore granted, without the participant's consent. Furthermore, in addition to such limitations upon amendments as may be imposed by any stock exchange on which the Stock is traded, no amendment may be adopted without the consent of the Company's shareholders that would:

          (a) increase the aggregate number of shares that may be issued under the Plan,

          (b) modify the requirements affecting eligibility to participate in the Plan, or

          (c) materially increase the benefits accruing to Insiders under the Plan. The preceding sentence is intended solely to satisfy the requirements of Code Section 422 and Rule 16b-3 under the Exchange Act, and it not intended to confer upon participants any rights to have the Plan continued without amendment.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rates, as well as other developments.

SECTION 13.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 14.  GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to stop stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or Other Stock-Based Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, and other Stock-Based Awards).

     (f) The plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 15.  EFFECTIVE DATE OF PLAN.

     The provisions of Section 10 shall be effective as of September 13, 1994, provided that this Plan, as amended is approved by the Company's shareholders on that date.

SECTION 16.  TERM OF PLAN.

     No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

PROXY
                          TRANSTECHNOLOGY CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Berthelot, Chandler J. Moisen and Monica Aguirre, or any two of them, as Proxy, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of TransTechnology Corporation held of record by the undersigned on July 18, 1994, at the annual meeting of shareholders to be held on September 13, 1994, or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted
FOR the election of all of the nominees FOR approval of an amendment to the 1992 Long Term Incentive Plan and FOR the appointment of Deloitte & Touche. This proxy when properly executed will be voted in the discretion of the Proxy upon such other business as may properly come before the meeting.

1) ELECTION OF DIRECTORS
   / / FOR ALL NOMINEES listed below              / / WITHHOLD AUTHORITY to vote
       (except as written in the space below).        for all nominees listed
                                                      below.

Walter Belleville, Michael J. Berthelot, Patrick K. Bolger, H. Gary Carlson, Thomas V. Chema, George S. Hofmeister, James A. Lawrence and Richard Mascuch

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees name on the space provided below.

    ----------------------------------------------------------------
The undersigned hereby confer(s) upon the Proxy discretionary authority with respect to the election of Directors in the event that any of the above nominees is unable or unwilling to serve at the meeting.

2) Proposal to approve amendment to the 1992 Long Term Incentive Plan to increase the number of shares issuable under the Plan, provide for accelerated vesting of stock-based awards upon a change in control and provide for participation by outside directors.

        / / FOR                 / / AGAINST              / / ABSTAIN

3) Proposal to ratify the selection of Deloitte & Touche as auditors for the fiscal year ending March 31, 1995.


        / / FOR                / / AGAINST               / / ABSTAIN

4) In its discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting

             PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE

                          (Continued and to be signed on other side)

                       (Continued from the other side)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.





                                     ------------------------------------------
                                     Signature


                                     ------------------------------------------
                                     Signature if held jointly


                                     Dated:                              , 1994
                                           ------------------------------





Please mark, sign, date and return this proxy card promptly using the enclosed envelope which requires no postage if mailed in the United States.